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                                [eVENTURES LOGO]






June 19th, 2000

Qwest Communications Corporation
Attention: Executive Vice President & General Counsel
555 Seventeenth Street
Denver, Colorado 80202

         Reference is made to (i) the IRU Agreement (the "IRU Agreement"), dated as of September 30, 1999, by and between Qwest Communications Corporation ("QWEST") and e.Volve Technology Group, Inc. ("e.Volve") and (ii) Amendment #1 to the IRU Agreement (the "Amendment"), dated as of the date hereof, by and among Qwest, e.Volve and AxisTel Communications, Inc. ("AxisTel"). All terms defined in the IRU Agreement shall have the same meaning when used herein unless otherwise defined herein.

         As consideration for the grant of the IRU in the Capacity pursuant to the terms of the Amendment, eVentures Group, Inc. ("eVentures") agrees to pay or cause to be paid to Qwest or an affiliate on the Acceptance Date (the "Closing" Date") a purchase price of US $15.0 million (the "Purchase Price"), comprised of
(i) cash of $7.5 million and (ii) 421,461 shares of common stock, par value $0.00002 per share, of eVentures (the "eVentures Stock")

         eVentures shall pay the Monthly Recurring O&M Fees (as set forth in the Amendment) as follows:

          (A) on the Closing Date, eVentures agrees to deliver to U.S. Telesource, Inc. ("U.S. Telesource") 95,872 shares of eVentures Stock, such consideration in full satisfaction of $3,000,000 of the Monthly Recurring O&M Fees due during the term of the IRU.

          (B) eVentures shall pay or caused to be paid to Qwest the remaining Monthly Recurring O&M Fees on the first day of each month after the Closing Date for the term specified in the IRU Agreement and the Amendment at a rate of $10,000 per month.

         The 517,333 shares of eVentures Stock to be issued pursuant to this letter shall be issued in accordance with the terms of the Common Stock Subscription Agreement dated as of the date hereof by and between eVentures and U.S. Telesource, in the form of Exhibit A attached hereto.

         No publicity regarding the existence and/or terms of this letter, the IRU Agreement and the Amendment may occur without Qwest's prior express written consent, except that the parties hereto agree to issue a joint press release announcing Qwest's investment in the eVentures Stock in a form to be agreed by the parties. The content and timing of any press releases and all other publicity regarding the subject matter of this letter, the IRU Agreement and the Amendment or the relationship of eVentures and any of its affiliates with Qwest and any of its affiliates, if authorized, shall be mutually agreed upon by the parties.


                                           eVENTURES GROUP, INC.

                                           By: /s/ BARRETT N. WISSMAN
                                               --------------------------------
                                               Name:  Barrett N. Wissman
                                               Title: President



ACKNOWLEDGE AND AGREED:


QWEST COMMUNICATIONS CORPORATION



By: /s/ MARC B. WEISBERG
   -----------------------------
   Name:  Marc B. Weisberg
   Title: Sup.

                              eVENTURES GROUP, INC.

                       COMMON STOCK SUBSCRIPTION AGREEMENT


         This Subscription Agreement (this "Agreement"), is made and entered into as of June 16, 2000, by and between eVentures Group, Inc., a Delaware corporation (the "Company") and U.S. Telesource, Inc., a Delaware corporation (the "Subscriber") in connection with (i) a payment letter (the "Payment Letter"), dated as of the date hereof, from the Company to Qwest Communications Corporation ("Qwest"), (ii) the IRU Agreement (the "IRU Agreement"), dated as of September 30, 1999, by and between Qwest and e.Volve Technology Group, Inc. ("e.Volve") and (iii) Amendment #1 to the IRU Agreement (the "Amendment"), dated as of the date hereof, by and among Qwest, e.Volve and AxisTel Communications, Inc. ("AxisTel").

         1. AGREEMENT TO SUBSCRIBE.

         The Company agrees to deliver, and the Subscriber agrees to subscribe for, that number of shares of common stock, par value $0.00002 per share (the "Shares") of the Company set forth in the Payment Letter. The delivery of the Shares shall be subject to the terms and conditions of the IRU Agreement and the Amendment.

         The Company and the Subscribers understand that the subscription of the Shares is scheduled to occur on June 16, 2000 (the "Closing Date").

         THE SUBSCRIBER UNDERSTANDS THAT THIS INVESTMENT IN THE COMPANY IS ILLIQUID AND INVOLVES A HIGH DEGREE OF SPECULATIVE RISK.

         2. QUALIFICATIONS OF SUBSCRIBER.

         (a) Accredited Investor Status. The Subscriber hereby represents and warrants to the Company that it is an "accredited investor", as defined in Rule 501 under the Securities Act of 1933 (the "Act"), and it has executed a letter to that effect addressed to the Company, in the form attached as Exhibit A-1.

         (b) Sophisticated Investor Status. The Subscriber hereby represents and warrants to the Company that alone, or with its purchaser representative (as defined in Rule 501 under the Act), if any, the Subscriber has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of this transaction and of an investment in the Company.

         (c) Entity Investor Status. The Subscriber represents and warrants that: (i) it has not been formed, re-formed, or recapitalized for the specific purpose of receiving the Shares, or if it has been formed or re-formed for such purpose, each of its beneficial owners of equity securities or equity interests (including partners, in the case of a partnership) is an "accredited investor," as defined in Rule 501(a) under the Act; (ii) it has been duly formed and is validly existing under the laws of the jurisdiction of its formation, with full power and authority to enter into the transactions contemplated by this Agreement; and
(iii) this Agreement has been duly and validly authorized, executed, and delivered by it and, when executed and delivered by the Company, will constitute the valid, binding, and enforceable agreement of such entity, subject to general equitable principles (whether considered in a proceeding in equity or at law).

         3. ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

         (a) Receipt of Information. The Subscriber has carefully reviewed the Registration Statement on Form 10 filed by the Company with the Securities and Exchange Commission (the "SEC") on December 20, 1999, as amended on March 8, 2000 and May 22, 2000, including the unaudited and audited financial statements and unaudited pro forma financial statements of the Company included therein (together with all amendments to the date hereof, the "Form 10"). The Subscriber has carefully reviewed and fully considered the contents of the Form 10, including, without limitation, the material set forth under the caption "Risk Factors".

         (b) Independent Investigation; Access. The Subscriber, in making the decision to subscribe for the Shares, has relied upon independent investigations made by the Subscriber, the financial and legal advisors to the Subscriber (if any) and its purchaser representative (if any), and the Subscriber and such representative (if any) has, prior to execution of this Agreement, been given access and the opportunity to examine all material books and records of the Company, all material contracts and documents relating to this offering, and an opportunity to ask questions of and to receive answers from the Company, any officer, director or employee of the Company, or any person acting on its behalf concerning the Company and its businesses, the terms and conditions of this offering or any other matter set forth in the Form 10 and an opportunity to obtain any additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information set forth in the Form 10.

         The Subscriber and its advisors, if any, have had access to (i) all public materials requested by the Subscriber relating to the business, finances, and operation of the Company, and (ii) materials relating to the subscription of the Shares and (iii) anything set forth in the Form 10 that has been requested. The Subscriber and its advisors, if any, have received complete and satisfactory answers to any such inquiries.

         (c) No Other Representations. The Subscriber acknowledges that it has not relied on any representation made to the Subscriber or the Subscriber's purchaser representative (if any) concerning the Shares, the Company, its business or prospects, or other matters, except as set forth in this Agreement, in the Form 10 and in the other written materials referred to in Sections 3(a) and (b) above.

         (d) Adequacy of Investigation. The Subscriber acknowledges that it is subscribing for the Shares after what it deems to be adequate investigation of the business, finances, and prospects of the Company by the Subscriber and the Subscriber's advisors, if any.

         (e) No Governmental Recommendation or Approval. The Subscriber understands that no federal or state agency has passed on or made any recommendation or endorsement of the Shares.

         4. INVESTMENT REPRESENTATIONS.

         (a) Shares Not Registered; Indefinite Holding. The Subscriber has been advised by the Company, and understands, that it must bear the economic risk of an investment in the Shares for an indefinite period of time because the Shares have not been registered under the Act and the Company is under no obligation to register the Shares other than as set forth in the registration rights agreement dated as of the date hereof, among the Company and the Subscriber, in the form of Exhibit A-2 hereto (the "Registration Rights Agreement"). Therefore, the Shares must be held by the undersigned unless they are subsequently registered under the Act or an exemption from such registration is available for the transfer of the Shares.

         Notwithstanding the foregoing, the Subscriber agrees (as provided in paragraph 4(c) below), not to sell or otherwise transfer or dispose of any Shares except as permitted by the Registration Rights Agreement.

         (b) Subscription for Own Account. The Subscriber represents that the Shares are being acquired solely for its own account for investment and not with a view toward, or for resale in connection with, any distribution (as that term is used in the Act and the rules and regulations thereunder) of all or any portion thereof.

         (c) No Disposition of Shares Without Securities Law Compliance. Except as permitted by the Registration Rights Agreement, the Subscriber agrees not to subdivide the Shares or to offer, sell or otherwise transfer or dispose of any of the Shares in the absence of an effective registration statement under the Act covering such disposition, or an opinion of counsel, satisfactory to the Company and its counsel, to the effect that registration under the Act is not required for such transfer or disposition; provided, however, that the Subscriber may transfer Registrable Shares to an Affiliate (as defined in the Registration Rights Agreement) without the requirement that the Subscriber or Affiliate deliver a legal opinion to the Company confirming that such transfer may be made without registration under federal or state securities laws, unless the Company reasonably believes that such transfer would violate federal or state securities laws.

         (d) Stop-Transfer and Legends on Certificates. (i) The Subscriber further understands that a stop-transfer order will be placed on the stock-transfer books of the Company respecting the certificates evidencing the Shares, and such certificates shall bear, until such time as the Shares shall have been registered under the Act or have been transferred in accordance with such an opinion of counsel, the following legends or ones substantially similar thereto:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT
          (1) ACCORDING TO AN OPINION OF COUNSEL SATISFACTORY TO EVENTURES

          GROUP, INC., IN A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. FURTHER, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE RESOLD AS PROVIDED IN A REGISTRATION RIGHTS AGREEMENT BETWEEN EVENTURES GROUP, INC. AND THE ORIGINAL SUBSCRIBER OF THESE SHARES, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF EVENTURES GROUP, INC.

as well as any legend that may be required under any applicable state law.

         (ii) The foregoing legend shall be removed from the certificates representing any Shares, at the request of the holder thereof, at such time as
(A) they are sold pursuant to an effective registration statement, (B) they become eligible for resale pursuant to Rule 144(k), or (C) an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the proposed transfer is exempt from the Act; provided that in the case of clauses
(B) and (C) the holder is permitted to transfer the Shares pursuant to Section 8 of the Registration Rights Agreement. The portion of the legend referring to the Registration Rights Agreement shall be eliminated at such time as Section 8 of that agreement ceases to be applicable.

         (e) "Private-Offering" Exemption, Reliance on Representations. The Subscriber understands that the offer and sale of the Shares is being registered under the Act in reliance on the so-called "private offering" exemption provided by Section 4(2) of the Act and/or Regulation D promulgated pursuant to the Act and that the Company is basing its reliance on that exemption in part on the representations, warranties, statements, and agreements contained herein and in those of other investors contained in similar subscription agreements.

         5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

         (a) Corporate Organization, Etc. The Company and each of AxisTel, a wholly-owned subsidiary of the Company, e.Volve, a wholly-owned subsidiary of the Company and Internet Global Services, Inc. ("IGS"), a wholly-owned subsidiary of the Company (each of AxisTel, e.Volve and IGS, a "Material Subsidiary," and collectively, the "Material Subsidiaries"), is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each Material Subsidiary has full corporate power and authority to carry on its business as it is now being conducted and as presently proposed to be conducted and to own, operate and lease its properties and assets.

         (b) Authorization, Etc. The Company has full corporate power and authority to enter into this Agreement and the Registration Rights Agreement and to carry out the transactions contemplated hereby and thereby. The Board of Directors of the Company has duly authorized the execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby. Each of this Agreement and the Registration Rights Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         (c) No Violation. The execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not (i) require any authorization, consent, approval, exemption or other action by, or notice to, or filing with any court or other governmental authority having jurisdiction over the Company or its properties, (ii) result in a violation of, conflict with, constitute a default under, or result in a breach of, the terms, conditions or provisions of, the charter or bylaws of the Company, any applicable law, regulation, order or any contract to which the Company, or its properties or assets, are subject, including federal or state securities laws (assuming the truth of the representations of the Subscriber herein), or (iii) result in the creation of a lien or encumbrance against any of the property or assets of the Company or any Material Subsidiary, except that the execution and delivery of the Registration Rights Agreement requires the consent of certain shareholders pursuant to the Registration Rights Agreement of the Company dated as of September 22, 1999, a copy of which is attached as an exhibit to the Form 10, which consent has been received. The Company will comply in all material respects with all applicable regulations and orders in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         (d) Compliance with Applicable Laws; No Material Breach. Neither the Company nor any Material Subsidiary, are in violation or default of any provision of their respective Certificates of Incorporation or Bylaws, both as amended, and except for violations that individually or in the aggregate would not have a material adverse effect on the Company's or any Material Subsidiary's properties, assets, business, operations or financial condition taken as a whole a ("Material Adverse Effect"), the Company and each Material Subsidiary is in compliance with all applicable United States statutes, laws and regulations. Except as disclosed in the Form 10, neither the Company nor any Material Subsidiary has breached or defaulted under, nor does the Company have any knowledge of any claim or threat that the Company or any Material Subsidiary has breached or defaulted under, any term or condition of any agreement, contract, lease, license, instrument or commitment to which the Company or any Material Subsidiary, as the case may be, is a party or by which it or its properties or assets are bound that individually or in the aggregate would have a Material Adverse Effect.

         The Company believes that it and its Material Subsidiaries are in compliance with all material applicable laws in jurisdictions other than the United States in the operation of their businesses. However, the Company is not an expert in the laws of such foreign jurisdictions and has not secured legal opinions or other definitive evidence that its operations are compliant under such foreign laws. Accordingly, no assurances can be given that the Company or its Material Subsidiaries are in full compliance with all material aspects of the laws of jurisdictions other than the United States.

         (e) Capitalization. The authorized capital stock of the Company is set forth on the capitalization table attached as Exhibit A-3 hereto. All of the shares of capital stock have been duly authorized, and are validly issued, fully paid and non-assessable. None of the issued and outstanding shares of capital stock was issued in violation of any preemptive rights. Other than as set forth on Exhibit A-3 hereto, there are no options, warrants, convertible or exchangeable securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other interest in, the Company. Except as disclosed in the Form 10 and all other documents filed with the SEC via EDGAR since the Form 10 (collectively, the "Subsequent Securities Filings"), there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person. Upon consummation of the transactions contemplated by this Agreement, the Investors will own the Shares, in each case free and clear of all liens and encumbrances, other than liens and encumbrances created or suffered by an Investor. The Shares have been duly authorized. Upon consummation of the transactions contemplated by this Agreement, the Shares will have been validly issued, fully paid and non-assessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of any applicable law. All of the shares of capital stock of each Material Subsidiary are duly authorized and validly issued, fully paid and non-assessable, and have been approved by all requisite Board of Directors and stockholder action. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the capital stock. Except as provided under those certain Registration Rights Agreements dated September 22, 1999, November 19, 1999, December 31, 1999, March 10, 2000, April 4, 2000 and May 26, 2000, the Company is not under any obligation to register under the Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities nor is the Company obligated to register or qualify any such securities under any state securities or "blue sky" laws.

         (f) Ownership of Material Subsidiaries. As of the Closing Date, the Company owns free and clear of any liens and encumbrances (i) 100% of the issued and outstanding capital stock of AxisTel, (ii) 100% of the issued and outstanding capital stock of e.Volve and (iii) 100% of the issued and outstanding capital stock of IGS which are all the subsidiaries of the Company material to its business, operations, condition (financial or otherwise) or prospects.

         (g) Intellectual Property. To the best knowledge of the Company and other than as disclosed in the Form 10, each of the Company and each Material Subsidiary owns or possesses valid and binding licenses and other rights to use all patents, trade secrets, trade names, trademarks, copyrights, inventions and processes used in their respective businesses other than such patents, trade secrets, trade names, trademarks, inventions and processes which the failure to own or possess rights to use would not interfere in any material respect with the conduct of the business of the Company and its Material Subsidiaries as currently conducted or as proposed to be conducted, and, to the best knowledge of the Company, neither the Company nor any Material Subsidiary has violated or infringed, and neither has received any notice or claim of any such violation or infringement of, any rights of others with respect thereto.

         (h) Litigation. Other than as disclosed in the Form 10 and the Subsequent Securities Filings, there is no action, suit, investigation arbitration, mediation or any judicial or administrative proceeding pending against, or to the knowledge of the Company, threatened against or affecting, the Company or any Material Subsidiary before any court or arbitrator or any governmental body, agency or official (i) which, individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff's demands, could be expected to have a Material Adverse Effect or (ii) which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

         (i) Form 10 and the Subsequent Securities Filings. The Form 10 and the Subsequent Securities Filings comply as to form with the requirements set forth in the rules relating to the Form 10 and the Subsequent Securities Filings, respectively, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") by the SEC. Neither the Form 10 nor any of the Subsequent Securities Filings contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (j) Financial Statements. The audited financial statements of the Company and its consolidated subsidiaries as at and for the fiscal year ended June 30, 1999 and the unaudited financial statements of the Company and its consolidated subsidiaries as at and for the fiscal period ended March 31, 2000 were prepared in accordance with generally accepted accounting practices consistently applied ("GAAP") (except, with respect to the unaudited financial statements, for the omission of footnotes, and subject to normal year-end adjustments) and present fairly the financial position, operating results, changes in cash flows and changes in stockholders' equity of the Company and its consolidated subsidiaries as of the dates and for the periods indicated therein. The consolidated balance sheet of the company as of March 31, 2000 is referred to herein as the "Balance Sheet".

         (k) Absence of Certain Changes. Since December 31, 1999, except as disclosed in the Form 10 or the Subsequent Securities Filings, each of the Company, AxisTel, e.Volve and, to the knowledge of the Company, IGS, has conducted its respective business only in, and has not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the condition (financial or otherwise), properties, business, operations or results of operations of the Company, AxisTel, e.Volve or, to the knowledge of the Company, IGS, taken as a whole, or any development or combination of developments that, individually or in the aggregate, has had or would have a Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend, or other distribution in cash, stock or property in respect of the capital stock of the Company; (iii) any split in the Company's capital stock, combination, subdivision or reclassification of any of the Company's capital stock or issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (iv) any change by the Company or any of its Material Subsidiaries in accounting principles, practices or methods or (v) any increase in the compensation payable by the Company, AxisTel, e.Volve or, to the knowledge of the Company, IGS, to officers or key employees, or any amendment to any compensation or benefit plans of the Company, AxisTel, e.Volve or, to the knowledge of the Company, IGS, except for increases or amendments in the ordinary or usual course.

         (l) Title to Properties; Encumbrances. The Company has good and valid title to all tangible property and assets set forth in the Balance Sheet, except as indicated in the notes thereto and except for properties and assets reflected in the Balance Sheet which have been sold or otherwise disposed of in the ordinary course of business, in each case, free and clear of any and all liens other than (i) liens reflected in the Balance Sheet, (ii) liens for taxes, levies, fees, water and sewer charges and other governmental and similar charges not yet due and payable or which, or the amount of which, are being contested in accordance with applicable law and for which adequate allowance has been made on the Balance Sheet, and (iii) other liens, imperfections in title, charges, restrictions and other defects, irregularities and encumbrances which, individually or in the aggregate, do not detract from the value, or interfere with the present or proposed use, of the property subject thereto or affected thereby in any material respect.

         (m) Taxes. Except as set forth on Schedule 1 attached hereto (the "Schedule of Exceptions"), the Company and each of the Material Subsidiaries has timely filed its federal and state tax returns when due and has timely paid all taxes (whether or not shown as due on such tax returns).

         (n) Consideration. The Shares are being issued as consideration for the purchase of the indefeasible right of use in bandwidth capacity of the Qwest's fiber optic telecommunications network pursuant to the terms of the IRU Agreement and the Amendment.

         (o) Investment Company Act. The Company represents and warrants that, as of March 31, 2000, it is not an Investment Company (as defined in the Investment Company Act of 1940, as amended).

         (p) Private Offering. No form of general solicitation or advertising was used by the Company or its representatives in connection with the offer and sale of the Shares. Subject to the accuracy of the Subscriber's representations in Section 4, no registration of the Shares, pursuant to the provisions of the Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of the Shares. The Company agrees that neither it, nor anyone acting on its behalf, shall offer to sell the Shares or any other securities of the Company so as to require the registration of the Shares pursuant to the provisions of the Act or any state securities or "blue sky" laws, unless such Shares or other securities are so registered.

         (q) Interested Transactions. Except as disclosed in the Form 10 and the Subsequent Securities Filings, no officer, director or holder of five percent (5%) or more of the diluted equity of the Company, or employee of the Company or any of its subsidiaries, and no family member of any of the foregoing, is or has any direct or indirect interest in (i) any customer, supplier or competitor of the Company, (ii) any person from whom or to whom the Company or any of its subsidiaries leases any real or personal property, or (iii) any other person with whom the Company is doing business, whether directly or indirectly (including, without limitation, a debtor or creditor), whether in existence as of the date hereof or proposed, other than the ownership of stock of publicly traded corporations that does not exceed five percent (5%) of the issued and outstanding stock of any such corporation.

         (r) Broker's or Finder's Fee. Neither the Company nor any of its subsidiaries has paid, become obligated to pay or will become obligated to pay any fee or commission to any broker, finder or intermediary in connection with this Agreement. The Subscriber will have no obligation nor liability with respect to such fees.

         (s) Liabilities. Neither the Company nor any of its Material Subsidiaries has any outstanding claims, liabilities or indebtedness, contingent or otherwise, except as reflected in the Balance Sheet or referred to in the notes thereto, other than liabilities to trade creditors incurred subsequent to March 31, 2000 in the ordinary course of business not involving borrowings by the Company or any of its Material Subsidiaries. Neither the Company nor any of its Material Subsidiaries is in default in respect of the terms or conditions of any material indebtedness.

         6. INDEMNIFICATION.

         The Subscriber agrees to indemnify and hold the Company, its officers, directors, and stockholders or any other person who may be deemed to "control" the Company harmless from any loss, liability, claim, damage, or expense arising out of the inaccuracy of any of the above representations, warranties, or statements of the Subscriber or the breach of any of the agreements of the Subscriber contained herein, and this indemnification shall survive the Closing Date.

         The Company agrees to indemnify and hold the Subscriber, its officers, directors, stockholders and partners and any other person who may be deemed to "control" the Subscriber harmless from any loss, liability, claim, damage, or expense arising out of the inaccuracy of any of the above representations, warranties, or statements of the Company or the breach of any of the agreements of the Company contained herein, and this indemnification shall survive the Closing Date.

         7. BLUE SKY NOTICES.

         The Subscriber understands that the Shares may be subject to notice requirements and other restrictions under state "blue sky" laws.

         8. CONDITIONS TO THE COMPANY'S OBLIGATION TO TRANSFER.

         The Subscriber understands that the Company's obligation to transfer the Shares is conditioned upon:

         (a) the receipt and acceptance by the Company of an executed copy of this Agreement;

         (b) each of the representations made by, and all of the information provided by, the Subscriber being true and correct as though made or provided on the Closing Date;

         (c) the receipt and acceptance by the Company of an executed copy of the Registration Rights Agreement;

         (d) the receipt from the Subscriber of a letter in the form attached as Exhibit A-1 whereby the Subscriber represents and warrants that it is an "accredited investor", as defined in Rule 501 under the Act; and

         (e) there being no breach of the duties and obligations of Qwest under the terms of the IRU Agreement and the Amendment.

         9. CONDITIONS TO SUBSCRIBER'S OBLIGATION TO SUBSCRIBE.

         The Subscriber's obligation to subscribe for the Shares in accordance with the terms of this Agreement is conditioned upon:

         (a) the receipt by the Subscriber of an executed copy of this Agreement;

         (b) (i) each of the representations made by, and all of the information provided by, the Company being true and correct as though made or provided on the Closing Date and (ii) the receipt by the Subscriber from an officer of the Company of a certificate to such effect.

         (c) the receipt and acceptance by the Subscriber of an executed copy of the Registration Rights Agreement;

         (d) all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and in effect as of the Closing Date; and

         (e) the receipt by the Subscriber from the Secretary of the Company of a certificate certifying the names of the officers of the company authorized to sign this Agreement, the certificates for the Shares and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers, and attaching (A) copies of the charter and bylaws of the Company certified as true and correct on Closing Date, (B) a copy of the resolutions of the Board of Directors authorizing the issuance of the Shares to the Subscriber and the other transactions contemplated hereby and (C) a good standing certificate issued by the Secretary of State of Delaware with respect to the Company; and

         (f) there being no breach of the duties and obligations of e.Volve and AxisTel under the terms of the IRU Agreement and the Amendment.

         10. STANDSTILL RESTRICTIONS

         Prior to the second annual anniversary of the date hereof, without the prior written consent of the Company, the Subscriber shall not:

         (a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the Company or any subsidiary thereof, or of any successor to or person in control of the Company, or any assets of the Company or subsidiary or division thereof or of any such successor or controlling person, except shares of common stock in an aggregate amount up to five percent (5%) of the total outstanding shares of common stock;

         (b) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the rules of the SEC), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company;

         (c) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or any of its securities or assets;

         (d) form, join or in any way participate in a "group" as defined in
Section 13(d)(3) of the Exchange Act, as amended, in connection with any of the foregoing;

         (e) seek to propose to influence the Company's management or policies;

         (f) request the Company directly or indirectly, to amend or waive any provision of this paragraph; or

         (g) make any public disclosure with respect to the foregoing.

         The Subscriber will promptly advise the Company of any inquiry or proposal made with respect to any of the foregoing.

         11. AMENDMENT

         No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by the Company and the Subscriber.

         12. SEVERABILITY.

         The invalidity and unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company and the Subscriber acknowledge that the representations and warranties made by the Company and the Subscriber shall survive the Closing Date and consummation of the transactions contemplated herein.

         14. GOVERNING LAW.

         This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware without regard to the principles or policies thereof with respect to conflicts of law.

         15. NOTICES.

         All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed effectively given when delivered personally or by facsimile transmission or by overnight delivery service or 72 hours after being mailed by first class certified or registered mail, return receipt requested, postage prepaid:

                  (i) If to the Company, eVentures Group, Inc., 300 Crescent Court, Suite 800, Dallas, Texas 75201, Attention: Stuart Chasanoff (Fax: 214-777-4107), or at such other address or addresses as may have been furnished in writing by the Company to the Subscriber with a copy to (which shall not constitute notice): White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036, Attention: Kevin Keogh, Esq. (Fax:
         212-354-8113).

                  (ii) If to the Subscriber, U.S. Telesource, Inc., 555 Seventeenth Street, Denver, Colorado 80202, Attention: Executive Vice President & General Counsel (Fax: 303-992-1724), or at such other address or addresses as may have been furnished in writing by the Stockholder to the Company.

         16. COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         17. ENTIRE AGREEMENT.

         This Agreement, the IRU Agreement, the Amendment, the Payment Letter and the Registration Rights Agreement constitute the entire agreement of the parties with respect to the matters contained herein and may only be amended by a written instrument signed by all parties hereto and thereto.


                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF this Common Stock Subscription Agreement was duly executed by the parties hereto as of the date first written above.


                                           eVENTURES GROUP, INC.


                                           By: /s/ BARRETT N. WISSMAN
                                               ----------------------------
                                               Name:  Barrett N. Wissman
                                               Title: President



                                           U.S. TELESOURCE, INC.

                                           By: /s/ MARC B. WEISBERG
                                               ----------------------------
                                               Name:  Marc B. Weisberg
                                               Title: President




                     [SUBSCRIPTION AGREEMENT SIGNATURE PAGE]

                                                                      SCHEDULE 1


                             Schedule of Exceptions
                                       To
                       Common Stock Subscription Agreement

         The following constitutes an itemization by eVentures Group, Inc., a Delaware corporation (the "Company"), of those matters that constitute exceptions to the items set forth in Section 5(m) of the Common Stock Subscription Agreement, dated as of June 19, 2000 (the "Agreement").


SECTION 5(m)

1. The Company has not filed any Federal or state tax returns that may have been due for its fiscal year ended June 30, 1999.

2. e.Volve Technology Group, Inc. has not filed any Federal or state tax returns that may have been due for its fiscal year ended May 31, 1999.

                                                                  June 16th 2000

eVentures Group. Inc.
300 Crescent Court, Suite 800
Dallas, TX 75201

Ladies and Gentlemen:

         In connection with the subscription of shares of common stock of eVentures Group, Inc. (the "Company") pursuant to the Common Stock Subscription Agreement, dated as the hereof, between the Company and the undersigned (the "Subscription Agreement"), the undersigned represents and warrants that it is an "accredited investor", as defined in Rule 501 under the Securities Act of 1933 (the "Act"), inasmuch as it is:

         (Please check all applicable descriptions)

         [ ] A bank or savings and loan association, as defined in the Act, whether acting in its individual or fiduciary capacity.

         [ ] A broker or dealer registered pursuant to the Securities Exchange Act of 1934.

         [ ]      An insurance company, as defined in the Act.

         [ ] An investment company registered under the Investment Company Act of 1940.

         [ ] A business development company, as defined in the Investment Company Act of 1940.

         [ ] A Small Business Investment Company licensed by the U.S. Small Business Administration.

         [ ] A plan established and maintained by a state, its political subdivisions, or an agency at instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

         [ ] An employee benefit plan within the meaning of Title I of the Employment Retirement Income Security Act of 1974 (ERISA), if the investment decision with respect to this investment is made by a plan fiduciary, as defined in ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

         [ ] A private business development company, as defined in the Investment Advisors Act of 1940.

         [X] A tax-exempt organization defined in Section 501(c)(3) of the Internal Revenue Code, or a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the shares offered under the Subscription Agreement, with total assets in excess of $5,000,000.

         [ ]      A director or executive officer of the Company.

         [ ] A natural person whose individual net worth (or joint net worth with that person's spouse) exceeds $1,000,000.

         [ ] A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects an income in excess of $200,000 in the current year.

         [ ] A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the shares offered under the Subscription Agreement, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act.

         [ ] An entity all the equity owners of which way respond affirmatively to any of the preceding paragraphs.

The undersigned represents that the information contained herein is complete and accurate and may be relied upon by the Company and agrees to notify the Company if the undersigned no longer qualifies for any description checked above.



                                        By: /s/ MARC B. WEISBERG
                                            --------------------------
                                            Name:  Marc B. Weisberg
                                            Title: President -
                                                   US Telesource

                                                                 June 16th, 2000

eVentures Group, Inc.
300 Crescent Court, Suite 800
Dallas, TX 75201


Ladies and Gentlemen:

         In connection with the subscription of shares of common stock of eVentures Group, Inc. (the "Company") pursuant to the Common Stock Subscription Agreement, dated as the date hereof, between the Company and the undersigned (the "Subscription Agreement"), the undersigned represents and warrants that it is an "accredited investor", as defined in Rule 501 under the Securities Act of 1933 (the "Act")), inasmuch as it is:

         (Please check all applicable descriptions)

         [ ] A bank or savings and loan association, as defined in the Act, whether acting in its individual or fiduciary capacity.

         [ ] A broker or dealer registered pursuant to the Securities Exchange Act of 1934.

         [ ]      An insurance company, as defined in the Act.

         [ ] An investment company registered under the Investment Company Act of 1940.

         [ ] A business development company, as defined in the Investment Company Act of 1940.

         [ ] A Small Business Investment Company licensed by the U.S. Small Business Administration.

         [ ] A plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

         [ ] An employee benefit plan within the meaning of Title I of the Employment Retirement Income Security Act of 1974 (ERISA), if the investment decision with respect to this investment is made by a plan fiduciary, as defined in ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

         [ ] A private business development company, as defined in the Investment Advisors Act of 1940.

         [ ] A tax-exempt organization defined in Section 501(c)(3) of the Internal Revenue Code, or a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the shares offered under the Subscription Agreement, with total assets in excess of $5,000,000.

         [ ]      A director or executive officer of the Company.

         [ ] A natural person whose individual net worth (or joint net worth with that person's spouse) exceeds $1,000,000.

         [ ] A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects an income in excess of $200,000 in the current year.

         [ ] A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the shares offered under the Subscription Agreement, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act.

         [ ] An entity all the equity owners of which may respond affirmatively to any of the preceding paragraphs.

The undersigned represents that the information contained herein is complete and accurate and may be relied upon by the Company and agrees to notify the Company if the undersigned no longer qualifies for any description checked above.



                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

                                                                     EXHIBIT A-3


                              Capitalization Table



Preferred Stock, par value $.000002 per share
       Series A Convertible Preferred Stock
                  Authorized: 1,200
                  Issued and Outstanding: 0

       Series B Convertible Preferred Stock
                  Authorized: 25,000
                  Issued and Outstanding: 4,500

       Series C Convertible Preferred Stock
                  Authorized: 30,000
                  Issued and Outstanding: 15,570

Common Stock, par value $.00002 per share
    Authorized: 75,000,000
    Issued and Outstanding: 51,472,343
    Held in Treasury: 13,136,999

Stock Options: 13,802,237

Common Stock Purchase Warrants: 141,207